UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2012

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2701 Navistar Drive Lisle, Illinois	60532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (331) 332-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 2, 2012, Navistar International Corporation (the “Company”) announced that it entered into a commitment letter, dated July 31, 2012 (as supplemented by joiners thereto the “Commitment Letter”), with JPMorgan Chase Bank, N.A. (“JPMorgan Chase Bank”), J.P. Morgan Securities LLC (“JPMorgan Securities” and, together with JPMorgan Chase Bank, “JPMorgan”), Goldman Sachs Lending Partners LLC (“Goldman Sachs”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse, together with JPMorgan and Goldman Sachs (the “Lenders”) under which the Lenders have committed, subject to the terms and conditions set forth in the Commitment Letter, to provide Navistar, Inc., the principal operating subsidiary of the Company, with an up to 5-year senior secured term loan facility in the aggregate principal amount of $1,000,000,000 (the “Loan Facility”). Of this amount, up to $250,000,000 is available as a delayed draw facility on and after the closing date until the 90th day after the closing date. The Loan Facility will be guaranteed by the Company and other domestic manufacturing subsidiaries of the Company. The commitment to fund the Loan Facility will expire on September 15, 2012. If the commitment is terminated or expires, or if and to the extent the Loan Facility is funded, the Company will have to pay certain fees, the total of which the Company does not believe would be material to its financial position or results of operations.

All borrowings under the Loan Facility will accrue interest at a rate equal to, at the Company’s option, a base rate or an adjusted LIBOR rate plus a spread. The proceeds of the Loan Facility may be used to refinance existing indebtedness outstanding under Navistar, Inc.’s senior inventory secured, asset-based revolving credit facility, to pay fees and expenses incurred in connection with the Loan Facility and for ongoing working capital requirements and other general corporate purposes. The commitment by the Lenders to provide the Loan Facility is subject to, among other things, execution of a definitive loan agreement and other loan documentation and opinions of counsel acceptable to the Lenders and their counsel and the satisfaction of other customary conditions precedent for financings of this type.

The foregoing description of the Commitment Letter is qualified in its entirety by reference to the Commitment Letter, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

In accordance with General Instruction B.2. to Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

On August 2, 2012, the Company issued a press release (i) announcing an ICT+ update and market transition plan, including entering into a non-binding memorandum of understanding with Cummins Inc. and Cummins Emission Solutions, Inc., (ii) providing a financing commitment and cash update, (iii) providing a business outlook, and (iv) disclosing the receipt of a letter of inquiry from the Securities and Exchange Commission (“SEC”).

As to this last item, on June 21, 2012, Navistar received an informal inquiry from the Chicago Office of the Enforcement Division of the SEC seeking a number of categories of documents for the period of November 1, 2010 through the present relating to various accounting and disclosure issues. We are cooperating with the SEC’s inquiry. On July 16, 2012, pursuant to a formal order of private investigation, we received a subpoena from the SEC requesting the same categories of documents sought via the informal inquiry. To date, we have produced certain documents and intend to continue our full cooperation with the SEC in this matter.

A copy of the press release is furnished under this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Commitment Letter, dated July 31, 2012, by and among Navistar International Corporation, JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC and Goldman Sachs Lending Partners LLC

99.1	Press Release issued on August 2, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
(Registrant)

Date: August 2, 2012	By:	/s/ Andrew J. Cederoth
	Name:	Andrew J. Cederoth
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Commitment Letter, dated July 31, 2012, by and among Navistar International Corporation, JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC and Goldman Sachs Bank USA

99.1	Press Release issued on August 2, 2012